                                                                     Exhibit B.1


                             JOINT FILING AGREEMENT

      Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: April 25, 2005



                                       CHARLES F. DOLAN, individually and as
                                       the Trustee of the Charles F. Dolan
                                       2004 Grantor Retained Annuity Trust


                                       By:                 *
                                              --------------------------


                                       HELEN A. DOLAN


                                       By:                 *
                                              --------------------------


                                       DAVID M. DOLAN, as a Trustee of the
                                       Charles F. Dolan 2001 Family Trust


                                       By:                 *
                                              --------------------------


* By: /s/   William A. Frewin, Jr.
      -----------------------------
      As Attorney-in-Fact


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